As filed with the Securities and Exchange Commission on  July 31, 2000
                                                Registration No. 333-__________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 CONCEPTUS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                      94-3170244
    (State or Other Jurisdiction of                         (IRS Employer
    Incorporation or Organization)                     Identification Number)



                               1021 Howard Avenue
                          San Carlos, California 94070
           (Address of Principal Executive Offices including Zip Code)


                                 1993 Stock Plan
                           (Full Titles of the Plans)



                                  Steven Bacich
                      President and Chief Executive Officer
                                 CONCEPTUS, INC.
                               1021 Howard Avenue
                          San Carlos, California 94070
                                 (650) 802-7240
          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

-------------------------------------------------------------------------------------------------------------------
                                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                                    Proposed         Proposed
                  Title Of                         Amount           Maximum           Maximum         Amount Of
              Securities To Be                     To Be            Offering         Aggregate      Registration
                 Registered                    Registered (1)      Price Per         Offering            Fee
                                                                   Share (2)         Price (2)
--------------------------------------------- ----------------- ----------------- ---------------- ----------------
Common Stock, par value $.003 per share (2)       500,000            $7.22          $3,608,880         $952.75
--------------------------------------------- ----------------- ----------------- ---------------- ----------------
--------------------------------------------- ----------------- ----------------- ---------------- ----------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated for the purpose of calculating the registration fee for the 1993 Stock Plan (i) pursuant to Rule 457(h) on the basis of a weighted average exercise price per share for 98,000 shares subject to options previously granted at $6.06 per share and (ii) pursuant to Rule 457(c) for the remaining 402,000 shares available for future grants under the 1993 Stock Plan based on the average high and low prices for the Registrant's Common Stock at $7.50 as reported on the Nasdaq National Market on July 26, 2000.

(3) The 1993 Stock Plan authorizes the issuance of a maximum of 3,075,000 shares, of which 500,000 of the authorized shares are being registered hereunder.

                                     PART I

    The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

                                     PART II

    The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-4186) dated June 26, 1997, as amended by the Registrant's Post-Effective Amendment No. 1 on Form S-8 dated June 26, 1997, are hereby incorporated by this reference.

Item 8.  Exhibits

         See Index to Exhibits on page 5.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1993, the Registrant, Conceptus, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on July 28, 2000.

                                           CONCEPTUS, INC.



                                           By: /s/ Oliver Brouse
                                              ------------------------------
                                              Oliver Brouse,
                                              Director Finance

                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Steven Bacich and Oliver Brouse, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                     Title                                       Date
---------                     -----                                       ----

/s/ Steven Bacich
--------------------------    President, Chief Executive Officer and      July 28, 2000
Steven Bacich                 Director (Principal Executive Officer)

/s/ Oliver Brouse
--------------------------    Directory Finance  (Principal Financial     July 28, 2000
Oliver Brouse                 and Accounting Officer)

/s/ Florence Comite
--------------------------    Director                                    July 28, 2000
Florence Comite

/s/ Sanford Fitch
--------------------------    Director                                    July 28, 2000
Sanford Fitch

/s/ Howard Palefsky
--------------------------    Director                                    July 28, 2000
Howard Palefsky

/s/ Richard D. Randall
--------------------------    Director                                    July 28, 2000
Richard D. Randall

/s/ Kathryn Tunstall
--------------------------    Director                                    July 28, 2000
Kathryn Tunstall


                                INDEX TO EXHIBITS

EXHIBIT

5.1       Opinion of Latham & Watkins.

23.1      Consent of Ernst & Young LLP, Independent Auditors

23.2      Consent of Latham & Watkins (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature page to this Registration Statement)